ALAN R. SWIFT, CPA, P.A.

January 21, 2014

Securities & Exchange Commission

100 F Street NE

Mail Stop 6010

Washington, DC 20549

Dear Sir/Madam:

Motivating the Masses, Inc. has made available to me a copy of its Current Report on Form 8-K, dated January 21, 2014 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

Alan R. Swift, CPA, PA

Palm Beach Gardens